Exhibit 99.2

M 51—Statutory short form of General Power of Attorney: with affidavit of attorney, GOL § 5-1501: 12 pt. type, 6-02

BlumbergExcelsior, Inc., Publisher, NYC 10013
www.blumberg.com

DURABLE GENERAL POWER OF ATTORNEY

NEW YORK STATUTORY SHORT FORM

THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE SHOULD YOU BECOME DISABLED OR INCOMPETENT

Caution: This is an important document. It gives the person whom you designate (your "Agent") broad powers to handle your property during your lifetime, which may include powers to mortgage, sell, or otherwise dispose of any real or personal property without advance notice to you or approval by you. These powers will continue to exist even after you become disabled or incompetent. These powers are explained more fully in New York General Obligations Law, Article 5, Title 15, Sections 5-1502A through 5-1503, which expressly permit the use of any other or different form of power of attorney.

This document does not authorize anyone to make medical or other health care decisions. You may execute a health care proxy to do this.

If there is anything about this form that you do not understand, you should ask a lawyer to explain it to you.

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law:

I, BARBARA L. TOFFOLON, of 15 Tobey Avenue, Windsor, Connecticut 06095

do hereby appoint:

(insert your name and address)

JOHN E. TOFFOLON, JR., of 349 Pondfield Road, Bronxville, New York 10708

(If 1 person is to be appointed agent, insert the name and address of your agent above)

(If 2 or more persons are to be appointed agents by you insert their names and addresses above)

my attorney(s)-in-fact TO ACT

(If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice:)

[ ] Each agent may SEPARATELY act.
[ ] All agents must act TOGETHER.

(If neither blank space is initialed, the agents will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: Initial in the blank space to the left of your choice any one or more of the following lettered subdivisions as to which you WANT to give your agent authority. If the blank space to the left of any particular lettered subdivision is NOT initialed, NO AUTHORITY WILL BE GRANTED for matters that are included in that subdivision. Alternatively, the letter corresponding to each power you wish to grant may be written or typed on the blank line in subdivision “(Q)”, and you may then put your initials in the blank space to the left of subdivision “(Q)” in order to grant each of the powers so indicated.)

[ ]	(A)	real estate transactions;	[ * ]

[ ]	(B)	chattel and goods transactions;

[ ]	(C)	bond, share and commodity transactions;

[ ]	(D)	banking transactions;	[ ]	(N)	tax matters;

[ ]	(E)	business operating transactions;	[ ]	(O)	all other matters

[ ]	(F)	insurance transactions;	[ ]	(P)	full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;

[ ]	(G)	estate transactions;

[ ]	(H)	claims and litigation;

[ ]	(I)	personal relationships and affairs;

[ ]	(J)	benefits from military service;	[ ]	(Q)	each of the above matters identified by the following letters: A,B,C,D,E,F,G,H,I,J,K,L,M,N,0 and P

[ ]	(K)	records, reports and statements;

[ ]	(L)	retirement benefit transactions;

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of section 5-1503 of the New York General Obligations Law.)

[ ]	*	(M)

This power of attorney specifically authorizes the attorney-in-fact to make gifts, either outright or in trust, on the principal’s behalf to the principal’s family members, including any family member acting as attorney-in-fact, and to charity, and to make transfers qualifying for gift tax exclusion for the benefit of such persons directly to an education organization or a person who provides medical care, provided that no gift may be made (a) to the attorney-in-fact, other than for his or her health and maintenance, or (b) to discharge a legal obligation of the attorney-in-fact.

As of January 1, 2002 the annual gift tax exclusion is $11,000. To authorize gifts up to $11,000, add language to that effect under “Special provisions...” above

This Durable Power of Attorney shall not be affected by my subsequent disability or incompetence. If every agent named above is unable or unwilling to serve, I appoint (insert name and address of successor) PENLEY T. KIDD, of 1070 Foxcroft Road, Atlanta, Georgia 30327 to be my agent for all purposes hereunder.

To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

This Durable General Power of Attorney may be revoked by me at any time.

In Witness Whereof, I have hereunto signed my name this 10th day of January, 2005

(YOU SIGN HERE:)	/s/ BARBARA L. TOFFOLON
(Signature of Principal)
BARBARA L. TOFFOLON

ACKNOWLEDGMENT IN NEW YORK STATE

STATE OF NEW YORK, COUNTY OF NEW YORK	ss.:

On January 10, 2005 before me, the undersigned, personally appeared BARBARA L. TOFFOLON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ MICHAEL FARINO
(signature and office of person taking acknowledgment)

ACKNOWLEDGMENT OUTSIDE NEW YORK STATE

STATE OF NEW YORK	COUNTY OF NEW YORK

On January 10th, 2005 before me, the undersigned, personally appeared BARBARA L. TOFFOLON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in

(insert city or political subdivision and state or county or other place acknowledgment taken)

/s/ MICHAEL FARINO
(signature and office of person taking acknowledgment)

AFFIDAVIT THAT POWER OF ATTORNEY IS IN FULL FORCE

(Sign before a notary public)

STATE OF	COUNTY OF	ss.:

being duly sworn, deposes and says:

1. The Principal within did, in writing, appoint me as the Principal’s true and lawful ATTORNEY(S)-IN-FACT in the within Power of Attorney.

2. I have no actual knowledge or actual notice of revocation or termination of the Power of Attorney by death or otherwise, or knowledge of any facts indicating the same. I further represent that the Principal is alive, has not revoked or repudiated the Power of Attorney and the Power of Attorney still is in full force and effect.

3. I make this affidavit for the purpose of inducing

to accept delivery of the following Instrument(s), as executed by me in my capacity as the ATTORNEY(S)-IN-FACT, with full knowledge that this affidavit will be relied upon in accepting the execution and delivery of the Instrument(s) and in paying good and valuable consideration therefor:

Sworn to before me on

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